UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2009

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2009, the Board of Directors and management of Sunoco, Inc. (the “Company”) approved amendments to certain of the Company’s retirement benefit plans in which named executive officers participate, as part of overall changes the Company is making to it benefits program. The Company will be freezing benefits under its qualified defined benefit pension plan for most employees, effective June 30, 2010. All employees whose pensions will be frozen will be eligible for a discretionary profit sharing contribution under the 401(k) plan, effective July 1, 2010, in addition to the current Company matching contribution. The changes to the executive plans align with changes being made to the related broad-based plans. The amendments to the executive plans that were approved do the following:

(1) Sunoco, Inc. Executive Retirement Plan (the “SERP”):

•	Freezes the credited service used to compute benefits under the plan, effective June 30, 2010.

•	Provides that only base salary and bonuses paid on or before June 30, 2010 shall be used in the computation of plan benefits in accordance with the terms of the plan.

(2) Sunoco, Inc. Savings Restoration Plan. This is the nonqualified plan available to employees who participate in the Company’s 401(k) plan and who may be subject to compensation or contribution limitations:

•	Provides for employer contributions made as part of the profit sharing provision that are in excess of the contribution or compensation limitations applicable to the 401(k) plan.

The foregoing summary descriptions are qualified in their entirety by the terms of the applicable amendments and plans, to be filed with the Company’s Annual Report on Form 10-K, for the year ending December 31, 2009.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2009, following approval by the Board of Directors, the Company also amended and restated its Bylaws, in their entirety. The amendments include the following:

1. Change in the scope of persons covered by the indemnification provisions of the Bylaws, making indemnification mandatory only for directors, officers and other individuals serving in certain capacities at the request of (or with the approval of) the Company. Indemnification is permitted, but not required, for others. The amendments also expand the nature of the indemnification available in the defense or settlement of certain legal proceedings.

2. Changes in the timing and informational requirements for advance notice of: (a) shareholder nominations of director candidates; and (b) shareholder proposals on other matters. The timing changes reflect an appropriate and workable schedule for advance notice of shareholder nominations and/or proposals, if the date of the Company’s annual meeting of shareholders is advanced, or delayed, from historical practice. The new informational requirements specify additional materials to be submitted by proponents in instances where the economic and voting interests of the shares may be uncoupled.

3. Changes to address procedural standards for conduct of shareholder meetings and other administrative matters

In addition to the changes described above, the amended Bylaws include certain non-substantive changes to eliminate unnecessary or redundant provisions, remove archaic language, and conform to the requirements of the Pennsylvania business corporation law. The foregoing summary description is qualified in its entirety by reference to the “Sunoco, Inc. Bylaws, Amended and Restated as of December 3, 2009” a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

On December 3, 2009, following approval by its Board of Directors, the Company amended its Articles of Incorporation, clarifying the issuance of uncertificated shares, in a manner consistent with Pennsylvania law. The foregoing summary description is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1 – Sunoco, Inc. Bylaws, Amended and Restated as of December 3, 2009.

3.2 – Text of amendment to Sunoco, Inc. Articles of Incorporation (effective December 3, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)
Date: December 4, 2009

/S/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Sunoco, Inc. Bylaws, Amended and Restated as of December 3, 2009.

3.2	Text of amendment to Sunoco, Inc. Articles of Incorporation (effective December 3, 2009).